As filed with the Securities and Exchange Commission on July 25, 2001
                                       Registration No. 333-__________


                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                            FORM S-3

                      REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                       GRAPHON CORPORATION
      (Exact name of registrant as specified in its charter)

       Delaware                                13-3899021
(State of Incorporation)          (I.R.S. Employer Identification No.)

                       400 Cochrane Circle
                  Morgan Hill, California 95037
                          (408) 201-7100
 (Address and telephone number of registrant's principal executive offices)

                          Walter Keller
                            President
                      GraphOn Corporation
                      400 Cochrane Circle
                Morgan Hill, California 95037
     (Name, address and telephone number of agent for service)

           Copies of all communications and notices to:

                       Ira I. Roxland, Esq.
                  Sonnenschein Nath & Rosenthal
              1221 Avenue of the Americas, 24th Floor
                  New York, New York 10020-1089
                        Tel.: (212) 768-6700
                         Fax: (212) 768-6800

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_X_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.
[--]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------
                                 Proposed
                                  Maximum       Proposed
                   Amount To     Aggregate      Maximum      Amount Of
 Title Of Shares       Be        Price Per     Aggregate    Registration
To Be Registered   Registered    Share (1)   Offering Price     Fee
------------------------------------------------------------------------
Common Stock,      2,675,000 shs. $ 2.79       $7,463,250     $1,865.81
par value $.0001
per share
------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
                     -------------------

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             * * * * *



               Subject to Completion - July 25, 2001

Prospectus

                        GRAPHON CORPORATION

                 2,675,000 shares of Common Stock

                           ------------

      The persons named on pages 7-8 of this prospectus, whom we call the "selling stock-holders," may use this prospectus to offer and sell from time to time up to 2,675,000 shares of our common stock. We are registering these shares for offer and sale as required under the terms of registration rights agreements between us and the selling stockholders. Our registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares. We will receive no proceeds of any sales of the offered shares by the selling stockholders.

      Our common stock is quoted on the Nasdaq National Market under the symbol "GOJO." The closing price of our common stock on July 19, 2001 was $2.48 per share.

      Please read the Risk Factors beginning on page 3 of this prospectus before making a decision to invest in our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                          ---------------



                                __________, 2001

                            OUR BUSINESS

      We are developers of infrastructure software with an immediate focus on web-enabling applications for independent software vendors. Our software architecture provides application developers with the ability to relocate traditional software applications to be run entirely on a server or host computer, over any connection from any location.

      We were pioneers in both the UNIX and Linux server-based computing and web enabling markets as early as 1996. We expanded our product offerings by shipping Windows web-enabling software in early 2000.

      Server-based computing, sometimes referred to as thin-client computing, is a computing model where traditional desktop software applications are relocated to run entirely on a server, or host computer. Our technology allows the user to interface with an application as if it were running on the user's desktop computer. This centralized deployment and management of applications reduces the complexity and total costs associated with enterprise computing. In addition, the ability to access such applications over the Internet creates new operational models and sales channels. We provide the technology to access applications over the Internet. Our sever-based technology works on today's most powerful personal computer, or low-end network computer, without application rewrites or changes to the corporate computing infrastructure.

      We are headquartered in Morgan Hill, California with offices in Bellevue, Washington, Concord, New Hampshire, and Reading, United Kingdom.

      We were incorporated in California in 1982 and reincorporated in Delaware in July, 1999. Our executive offices are located at 400 Cochrane Circle, Morgan Hill, California 95037. Our telephone number is (408) 201-7100.



                                  THE OFFERING

Common stock offered for sale
   by the selling stockholders. . .  2,675,000 shares(1)


Common stock to be outstanding
   after offering. . . . . . . . .  17,459,843 shares(1) (2)
----------
(1) Includes 175,000 shares issuable upon exercise of outstanding warrants.

(2) Based upon our issued and outstanding shares of common stock as of March 31, 2001.

                               USE OF PROCEEDS

      We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. If all of the warrants, which relate to the common stock being offered by certain of the selling stockholders, are exercised, we will receive gross proceeds of $268,750. We intend to use such proceeds for working capital and other general corporate purposes.



                                RISK FACTORS

      Prospective investors should consider carefully the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus prior to making an investment in our common stock.

o We have a history of operating losses and expect these losses to continue and increase, at least for the near future

      We have experienced significant losses since we began operations. We expect to continue to incur significant losses for the foreseeable future. We incurred a net loss of $2,170,800 for the three month period ended March 31, 2001 and net losses of $9,374,700, $7,033,400 and $2,148,500 for the years ended
December 31, 2000, 1999 and 1998, respectively. We expect our expenses to increase as we expand our business but cannot assure you that our revenues will increase as a result of increased spending. If revenues grow more slowly than anticipated, or if operating expenses exceed expectations, we may not become profitable. Even if we become profitable, we may be unable to sustain profitability.

      Our operating results are likely to fluctuate significantly in the future on a quarterly and on an annual basis due to a number of factors, many of which are outside our control. Factors that could cause our revenues to fluctuate include the following:

o     the degree of success of new products;

o     variations in the timing of and shipments of our products;

o     variations in the size of orders by our customers;

o     increased competition;

o the proportion of overall revenues derived from different sale channels such as distributors, OEMs and other;

o     changes in our pricing policies or those of our competitors;

o     the financial stability of major customers;

o new product introductions or enhancements by us or by competitors;

o delays in the introduction of products or product enhancements by us or by competitors;

o     any changes in operating expenses; and

o general economic conditions and economic conditions specific to the software industry.

      In addition, our royalty and license revenues are impacted by fluctuations in OEM licensing activity from quarter to quarter which may involve one-time royalty payments and license fees. Our expense levels are based, in part, on expected future orders and sales. Therefore, if orders and sales levels are below expectations, our operating results are likely to be materially adversely affected. Additionally, because a significant portion of our expenses are fixed, a reduction in sales levels may disproportionately affect our net income. Also, we may reduce prices or increase spending in response to competition or to pursue new market opportunities. Because of these factors, our operating results in one or more future periods may fail to meet or exceed the expectations of securities analysts or investors. In that event, the trading price of our common stock would likely decline.

o Our failure to adequately protect our proprietary rights may adversely affect us

      Our commercial success is dependent, in large part, upon our ability to protect our proprietary rights. We rely on a combination of patent, copyright and trademark laws, and on trade secrets and confidentiality provisions and other contractual provisions to protect our proprietary rights. These measures afford only limited protection. We cannot assure you that measures we have taken will be adequate to protect us from misappropriation or infringement of our intellectual property. Despite our efforts to protect proprietary rights, it may be possible for unauthorized third parties to copy aspects of our products or obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our intellectual property rights as fully as do the laws of the United States. Furthermore, we cannot assure you that the existence of any proprietary rights will prevent the development of competitive products. The infringement upon or loss of any proprietary rights, or the development of competitive products despite such proprietary rights, could have a material adverse on our business.

o We face risks of claims from third parties for intellectual property infringement that could adversely affect our business

      At any time, we may receive communications from third parties asserting that features or content of our products may infringe upon their intellectual property rights. Any such claims, with our without merit, and regardless of their outcome, may be time consuming and costly to defend. We may not have sufficient resources to defend such claims and they could divert management's attention and resources, cause product shipment delays or require us to enter into new royalty or licensing agreements. New royalty or licensing agreements may not be available on beneficial terms, and may not be available at all. If a successful infringement claim is brought against us and we fail to license the infringed or similar technology, our business could be materially adversely affected.

o Our business significantly benefits from strategic relationships and there can be no assurance that such relationships will continue in the future

      Our business and strategy relies to a significant extent on our strategic relationships with other companies. There is no assurance that we will be able to maintain or develop any of these relationships or to replace them in the event any of these relationships are terminated. In addition, any failure to renew or extend any licenses between us and any third party may adversely affect our business.

o Because our market is new and emerging, we cannot accurately predict its future growth rate or its ultimate size, and widespread acceptance of our products is uncertain

      The market for server-based software, which enables programs to be accessed and run with minimal memory resident on a desktop computer or remote user device, still is emerging, and we cannot assure you that our products will receive broad-based market acceptance or that this market will continue to grow. Additionally, we cannot accurately predict our market's future growth rate or its ultimate size. Even if server-based software products achieve market acceptance and the market for these products grows, we cannot assure you that we will have a significant share of that market. If we fail to achieve a significant share of the server-based market or if such market does not grow as anticipated, our business, results of operations and financial condition may be adversely affected.

o We rely on indirect distribution channels for our products and may not be able to retain existing reseller relationships or to develop new reseller relationships

      Our products primarily are sold through several distribution channels. An integral part of our strategy is to strengthen our relationships with resellers such as value-added resellers, distributors, OEMs, systems integrators and other vendors to encourage these parties to recommend or distribute our products and to add resellers both domestically and internationally. We currently invest in and intend to continue to invest significant resources to expand our sales and marketing capabilities. We cannot assure you that we will be able to attract and/or retain resellers to market our products effectively. Our inability to attract resellers and the loss of any current reseller relationships could have a material adverse effect on our business, results of operations and financial condition. Additionally, we cannot assure you that resellers will devote enough resources to provide effective sales and marketing support for our products.

o Our failure to manage expanding operations could adversely affect us

      To exploit the emerging server-based software market, we must rapidly execute our business strategy and further develop products while managing our anticipated growth in operations. To manage our growth, we must:

o continue to implement and improve our operational, financial and management information systems;

o     hire and train additional qualified personnel;

o     continue to expand and upgrade core technologies; and

o effectively manage multiple relationships with various licensees, consultants, strategic and technological partners and other third parties.

      We cannot assure you that our systems, procedures, personnel or controls will be adequate to support our operations or that management will be able to execute strategies rapidly enough to exploit the market for our products and services. Our failure to manage growth effectively or execute strategies rapidly could have a material adverse effect on our business, financial condition and results of operations.

o Competition for key management and other personnel in our industry is intense, and we may not be successful in attracting and retaining these personnel

      Our success and business strategy is dependent in large part on our ability to attract and retain key management and other personnel. Such individuals are in high demand and often have competing employment offers. In particular, our success depends on our ability to retain the services of Mr. Walter Keller, our President and Chief Executive Officer, and Ms. Robin Ford, our Executive Vice President of Marketing and Sales. We have entered into employment agreements with these individuals that each contain non-competition and confidentiality covenants. We currently anticipate the need to attract additional sales, marketing, financial and software engineer personnel in the near future. Competition for such personnel in the computer software and services industry is intense, and therefore, we cannot assure you we will be able to attract or retain such personnel. The loss of the services of one or more members of our management group or the inability to retain or hire additional personnel as needed may have a material adverse effect on our business.

o The market in which we participate is highly competitive and has more established competitors

      The market we participate in is intensely competitive, rapidly evolving and subject to technological changes. We expect competition to increase as other companies introduce additional competitive products. In order to compete effectively, we must continually develop and market new and enhanced products and market those products at competitive prices. As markets for our products continue to develop, additional companies, including companies in the comptuer hardware, software and networking industries with significant market presence, may enter the markets in which we compete and further intensify competition. A number of our current and potential competitors have longer operating histories, greater name recognition and significantly greater financial, sales, technical, marketing and other resources than we do. We cannot assure you that our competitors will not develop and market competitive products that will offer superior price or performance features or that new competitors will not enter our markets and offer such products. We believe that we will need to invest increasing financial resources in research and development to remain competitive in the future. Such financial resources may not be available to us at the time or times that we need them or upon terms acceptable to us. We cannot assure you that we will be able to establish and maintain a significant market position in the face of our competition and our failure to do so would adversely affect our business.



                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements including statements regarding, among other items, business strategy, growth strategy and anticipated trends in our business, which are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect" and "anticipate" and similar expressions identify forward-looking statements, which speak only as of the date of the statement is made. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and are beyond our control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, including those set forth in "Risk Factors," describe factors, among others, that could contribute to or cause such differences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this prospectus will in fact transpire or prove to be accurate.



                          SELLING STOCKHOLDERS

      This prospectus relates to our registration, for the account of the selling stockholders, of an aggregate of 2,675,000 shares of our common stock, including 175,000 shares underlying certain of our warrants, pursuant to registration rights granted by us to the selling stockholders.

      We believe, based on information supplied by the following persons, that except as noted, the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last column in this table assumes the sale of all of our shares offered by this prospectus.

                                               Common
                                                Stock
                             Shares           Offered By
                       Beneficially Owned      Selling     Shares Beneficially
                        Prior to Offering     Stockholder  Owned After Offering
--------------------------------------------------------------------------------
       Names of
 Selling Stockholders   Number     Percent       Number       Number  Percent
--------------------------------------------------------------------------------

Menta Software Ltd.    2,500,000    14.46%      2,500,000       -0-     -0-
--------------------------------------------------------------------------------
The Pinnacle Group,       50,000(1)  (2)           50,000(1)    -0-     -0-
LLC
--------------------------------------------------------------------------------

Ernest Pellegrino         77,500(1)  (2)           77,500(1)    -0-     -0-
--------------------------------------------------------------------------------
First Montauk             27,500(1)  (2)           27,500(1)    -0-     -0-
Financial Corp.
--------------------------------------------------------------------------------
Barry King                15,000(1)  (2)           15,000(1)    -0-     -0-
--------------------------------------------------------------------------------
Angela Metalitsa           5,000(1)  (2)            5,000(1)    -0-     -0-
--------------------------------------------------------------------------------

(1)   Represents shares underlying warrants.

(2)   Less than one percent.

      The sale of the selling stockholders' shares may be effected from time to time in transactions, which may include block transactions by or for the account of the selling stockholders, in The Nasdaq National Market or in negotiated transactions, or through the writing of options on the selling stockholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at fixed prices, which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

      The selling stockholders may effect the transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the selling stockholders' shares from time to time in The Nasdaq National Market, in negotiated transactions, or otherwise. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The selling stockholders may enter into hedging transactions with broker-dealers, and in connection with these transactions, broker-dealers may engage in short sales of the shares. The selling stockholders may also sell shares short and deliver these shares to close out their short positions. Selling stockholders may also enter into option or other transactions with broker-dealers that involve the delivery of these shares to the broker-dealers, who may then resell or otherwise transfer such shares. A selling stockholder may also pledge these shares to a broker-dealer who, upon a default, may sell or otherwise transfer these shares.

      The broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

      The selling stockholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

      We have advised the selling stockholders that during such time as they may be engaged in a distribution of the common stock covered by this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

      Sales of any shares of common stock by the selling stockholders may depress the price of the common stock in any market that may develop for the common stock.

      Any securities covered by this prospectus that qualify for sale pursuant to SEC Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.



                                  LEGAL MATTERS

      The validity of the shares of our common stock covered by this prospectus has been passesd upon by Sonnenschein Nath & Rosenthal, New York, New York.



                                     EXPERTS

      The consolidated financial statements and the related financial statement schedule of GraphOn Corporation incorporated in this prospectus by reference have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of GraphOn China Limited incorporated in this prospectus by reference have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the going concern uncertainty) incorporated by reference, and are incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                    WHERE CAN YOU FIND MORE INFORMATION

      We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

      For further information with respect to GraphOn Corporation and the common stock offered by this prospectus, we refer you to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Citicorp Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement is also available through the SEC's Web site at the following address: http://www.sec.gov.



               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

o     our Annual Report on Form 10-K for the year ended December 31, 2000;

o     our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

o     our Current Report on Form 8-K dated May 10, 2001;

o     our Current Report on Form 8-K dated July 20, 2001;

o     our most recent Proxy Statement, filed on April 17, 2001; and

o the description of our common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

      Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

      You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

           Graphon Corporation
           400 Cochrane Circle
           Morgan Hill, California  95037
           (408) 201-7100

                            PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

      The following table sets forth various expenses, which will be incurred in connection with this offering as it relates to this Registration Statement:

Filing Fee........................................  $ 1,865.61

Legal Fees and Expenses...........................    4,500.00

Accounting Fees and Expenses......................    3,000.00

Miscellaneous Expenses............................      634.39

            Total.................................  $10,000.00
                                                    ==========



Item 15.   Indemnification of Directors and Officers

      Except as set forth in this Item 15, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

      Article SIXTH of the Restated Certificate of Incorporation of the registrant provides that registrant shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended, from time to time ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto.

      Section 145 of the DGCL grants the registrant the power to indemnify existing and former directors, officers, employees and agents of the registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the registrant.

Item 16.  Exhibits and Financial Statement Schedules

  Exhibit
   Number                     Description of Exhibit

    4.1      Amended and restated certificate of incorporation of
             registrant(1)
    4.2      Amended and restated bylaws of registrant(1)
    4.3      Form of certificate evidencing shares of common stock
             of registrant(2)
    5.1      Opinion of Sonnenschein Nath & Rosenthal
    23.1     Consent of BDO Seidman, LLP
    23.2     Consent of BDO Seidman, LLP
    23.3 Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.1)
    24.1 Power of Attorney (comprises a portion of the signature page to this Registration Statement
------------

(1) Incorporated by reference from registrant's Form S-4, file number 333-76333, filed with the SEC on April 15, 1999.

(2) Incorporated by reference from registrant's Form S-1, file number 333-11165, filed with the SEC on August 30, 1996.



Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously described in the registration statement or any material change to such information in the registration statement.

(2)   That for purposes of determining any liability under the Securities
      Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morgan Hill, State of California, on July 24, 2001.

                                    GRAPHON CORPORATION

                                    By:  /s/ Walter Keller
                                         -----------------
                                          Walter Keller
                                            President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes WALTER KELLER and WILLIAM SWAIN, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

    Signature                     Title                       Date
                           Chairman of the Board
------------------------
Robert Dilworth

/s/ Walter Keller          President (Principal           July 24, 2001
-------------------------  Eecutive Officer and
Walter Keller              Director)

/s/ William Swain          Chief Financial Officer        July 24, 2001
-------------------------  (Principal Financial and
William Swain              Accounting Officer

/s/ Robin Ford             Executive Vice President -     July 24, 2001
-------------------------  Marketing and Sales and
Robin Ford                 Director

/s/ August P. Klein        Director                       July 24, 2001
-------------------------
August P. Klein

/s/ Michael Volker         Director                       July 24, 2001
-------------------------
Michael Volker

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